Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXECUTION COPY

EXCLUSIVE LICENSE AGREEMENT

by and between

FSG Pulmo, Inc.,

FSG Bio, Inc.,

and

Pulmokine, Inc.

Dated as of the 2nd day of October, 2017

Table of Contents

1. DEFINITIONS		1
1.1.	Definitions.	1
1.2.	Additional Definitions.	8
1.3.	Rules of Construction.	10

2. GRANT OF LICENSE; OTHER RIGHTS		10
2.1.	Licenses to Licensee Under Licensed Technology; Sublicenses.	10
2.2.	Gilead and RCTR Licenses.	11
2.3.	Use of Affiliates and Third Party Contractors.	11
2.4.	Registration and Recordation of Licenses.	11
2.5.	No Implied Licenses; Retained Rights.	12
2.6.	Exclusivity.	12
2.7.	Field Expansion Option.	12

3. CONSIDERATION		13
3.1.	Up-front Closing and Field Expansion Payment.	13
3.2.	Development Milestones.	13
3.3.	Regulatory Milestones.	14
3.4.	Sales Milestones.	15
3.5.	Royalty.	15
3.6.	Sublicensing Income and Purchaser Income.	16
3.7.	Royalty Payment Timing; Reports of Net Sales.	16
3.8.	Audits.	17
3.9.	Currency.	17
3.10.	Account.	17
3.11.	Taxes.	18
3.12.	Interest on Late Payments.	18
3.13.	Permitted Reductions.	18
3.14.	FSG Guaranty.	19

4. DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS		19
4.1.	Know-How and Regulatory Filings.	19
4.2.	General.	19
4.3.	Regulatory.	20
4.4.	Reporting.	20
4.5.	Supply of Licensed Product.	20
4.6.	Technology Transfer.	20

5. JOINT DEVELOPMENT COMMITTEE		21
5.1.	Formation; Composition.	21
5.2.	Responsibilities.	21
5.3.	Decision-Making.	21
5.4.	Meetings.	21
5.5.	Meeting Agenda; Minutes.	22
5.6.	Dissolution on Change of Control.	22

6. INTELLECTUAL PROPERTY		22
6.1.	Patent Prosecution and Maintenance.	22
6.2.	Enforcement of Intellectual Property Rights.	22

6.3.	Third Party Actions.	23
6.4.	Ownership of Inventions.	23
6.5.	Patent Cooperation.	24
6.6.	Orange Book.	24
6.7.	Patent Term Extensions.	25
7. REPRESENTATIONS, WARRANTIES AND COVENANTS		25
7.1.	No Litigation.	25
7.2.	No Debarment.	25
7.3.	Corporate Existence.	25
7.4.	Authority to Execute and Perform.	25
7.5.	Non-Contravention.	26
7.6.	Additional Pulmokine Representations, Warranties and Covenants.	26
7.7.	No Implied Warranties.	27

8. CONFIDENTIALITY OBLIGATIONS OF PULMOKINE		27
8.1.	Confidentiality Obligations.	27
8.2.	Exceptions.	28

9. CONFIDENTIALITY OBLIGATIONS OF LICENSEE		29
9.1.	Confidentiality Obligations.	29
9.2.	Exceptions.	29
9.3.	Additional Disclosure.	30

10. SCIENTIFIC PUBLICATIONS		30

11. PRESS RELEASES		30
11.1.	Joint Press Release.	30
11.2.	No Disclosure of Terms and Conditions.	31

12. INDEMNIFICATION AND INSURANCE		31
12.1.	By Licensee.	31
12.2.	By Pulmokine.	31
12.3.	Indemnification Procedure.	32
12.4.	Insurance.	33

13. LIMITATION ON LIABILITY		33

14. TERM		34

15. TERMINATION; EFFECT OF TERMINATION		34
15.1.	Termination for Convenience	34
15.2.	Termination for Safety or Efficacy.	34
15.3.	Material Breach.	34
15.4.	Patent Challenge.	34
15.5.	Force Majeure.	35
15.6.	Insolvency.	35
15.7.	Rights Upon Certain Termination Events.	35
15.8.	Return of Confidential Information.	36
15.9.	Survival.	36
15.10.	Other Remedies.	36
15.11.	Bankruptcy Code.	36

ii

16. GENERAL PROVISIONS		36
16.1.	Assignment.	36
16.2.	Right to Set-Off.	37
16.3.	Force Majeure.	37
16.4.	Governing Law.	37
16.5.	Dispute Resolution.	37
16.6.	Compliance with Laws.	39
16.7.	Headings.	39
16.8.	Waiver.	39
16.9.	Notices.	39
16.10.	Severability.	40
16.11.	Entire Agreement.	40
16.12.	Amendment.	40
16.13.	Counterparts.	40
16.14.	Agency.	41
16.15.	Further Assurances.	41

EXHIBITS:

Exhibit A – Backup Compound

Exhibit B – Compound

Exhibit C – Gilead Background Patents

Exhibit D – Phase 1 Clinical Trial Plan

Exhibit E – Pulmokine-Controlled Patents

Exhibit F – Pulmokine-Gilead Joint Patents

Exhibit G – Asthma Compounds

Exhibit H – Biomarker Patents

Exhibit I – RCTR License Terms

iii

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement is entered into as of the 2nd day of October, 2017, by and between FSG Pulmo, Inc., a corporation organized under the laws of the State of Delaware having its registered office at 17 Selborne Drive, Piedmont, CA 94611 USA (“Licensee”), Pulmokine, Inc., a corporation organized under the laws of the State of Delaware having its registered office at 68 Queen Anne Drive, Slingerlands, New York 12159 (“Pulmokine”), and solely with respect to Section 3.14, FSG Bio, Inc., a corporation organized under the laws of the State of Delaware having its registered office at 17 Selborne Drive, Piedmont, CA 94611 USA (“FSG”). Licensee and Pulmokine are also referred to individually as a “Party” and together as the “Parties.”

BACKGROUND:

WHEREAS, Pulmokine has in-licensed from Gilead Sciences, Inc. (“Gilead”) and developed certain intellectual property rights related to numerous compounds, including an inhaled small molecule PDGFR (platelet-derived growth factor receptor) kinase inhibitor known as PK10571 and its active metabolite known as PK10453, which are included in the Licensed Patents and Licensed Know-How (each as defined herein);

WHEREAS, Pulmokine has in-licensed from The Rensselaer Center for Translational Research, Inc. (“RCTR”) and developed certain intellectual property rights related to certain biomarkers intended to diagnose pulmonary arterial hypertension, which are included in the Licensed Patents and Licensed Know-How;

WHEREAS, Licensee is an Affiliate of FSG; and

WHEREAS, Licensee desires to obtain from Pulmokine an exclusive license under the Licensed Patents and an exclusive license under the Licensed Know-How to further develop and commercialize products based on such molecules in certain fields in the Territory (as defined below), and Pulmokine desires to grant such licenses to Licensee, together with certain other rights.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

1.1. Definitions.

The following terms as used in this Agreement shall have the meanings set forth in this Section:

“Affiliate” means, with respect to each Party, any Person that directly or indirectly is controlled by, controls or is under common control with a Party. For the purposes of this definition only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity; provided that, if local Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Laws, be owned by foreign interests, but only if such lower percentage provides such Person with the power to direct the management and policies of such entity.

“Agreement” means this Exclusive License Agreement, including all of its Exhibits.

“Asthma Compounds” means (a) the PDGFR kinase inhibitor compounds having the structures identified in Exhibit G; (b) any compound [***] to the extent not set forth in subsection (a); and (c) any [***] set forth in subsections (a) or (b).

“Asthma Patents” means (a) those patents and patent applications set forth on Exhibit G; (b) any patents and patent applications in any country claiming priority to any and all of the patent applications set forth in (a), including any continuations, continuations in part, or divisions; (c) any patents issuing from the applications described in subsections (a) or (b), including any reissues, substitutions, registrations, confirmations, re-examinations, extensions, renewals, and supplementary protection certificates thereon; and (d) any corresponding foreign patents issued on any of the foregoing.

“Backup Compound” means (a) the [***], having the structure identified in Exhibit A and (b) [***] set forth in subsection (a).

“Biomarkers” means the biomarker and methods relating thereto that are the subject of the Biomarker Patents.

“Biomarker Patents” means (a) the patent applications listed in Exhibit H, all divisions and continuations of these applications in any country, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents; (b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in the patent applications identified in subsection (a): (i) continuations-in-part of those patent applications identified in subsection (a), (ii) all divisions and continuations of these continuations-in-part, (iii) all patents issuing from these continuations-in-part, divisions, and continuations, (iv) priority patent application(s) of such patent applications identified in subsection (a), and (v) any reissues, reexaminations, and extensions of such patents; and (c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in the patent applications identified in subsection (a): all counterpart foreign and U.S. patent applications and patents to those patent applications and patents identified in subsections (a) and (b), including those listed in Exhibit H. The Biomarker Patents shall not include those patent applications or patents identified in subsection (b) or (c) hereof, to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in the patent applications identified in subsection (a).

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York City, New York are authorized or obligated by Law to close.

“Calendar Quarter” means any consecutive three (3)-month period beginning on January 1, April 1, July 1 or October 1.

“Calendar Year” means any year beginning on January 1 and ending on December 31 of such year.

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“Change of Control” shall mean with respect to a Party, the merger, consolidation, reorganization, business combination, sale of all (or substantially all) of the capital stock (or other equity interests) or assets, the change in voting control, liquidation or dissolution, the license, sale, assignment or other transfer of all or substantially all of such Party’s business or assets to which this Agreement relates, or any other form of acquisition or liquidity event. For clarity, a Change of Control of any parent of Licensee shall not be a Change of Control of Licensee for purposes of this Agreement.

“Commercially Reasonable Efforts” means, with respect to the efforts and resources to be expended, or considerations to be undertaken by a Party with respect to any objective, activity, or decision to be undertaken hereunder, the use of reasonable, good faith efforts and resources in an active and ongoing program to accomplish such task or obligation [***].

“Complete” or “Completion” means, with respect to the Phase 1 Clinical Trial for the initial Licensed Product, finalization of the study report.

“Compound” means (a) the small molecule PDGFR kinase inhibitor known as of the Effective Date as [***], having the structure identified in Exhibit B, and (b) [***]of the small molecule PDGFR kinase inhibitor set forth in subsection (a), [***].

“Confidential Information” means Licensee Confidential Information or Pulmokine Confidential Information.

“Confidentiality Agreement” means the Confidentiality Agreement between the Parties dated May 21, 2017.

“Control” or “Controlled” means, with respect to any Data, Information or Scientific Information, materials, patent, trademark or other intellectual property right, possession of the ability to grant a license, sublicense or access as provided for under this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

“Cover”, “Covered” or “Covering” means, with respect to a particular product and a particular patent (or patent application), that, but for rights granted to a Person hereunder, the making, using or selling of such product would infringe a Valid Claim in such patent (or patent application, as if such claim has issued).

“Data” means any and all research, pharmacology, medicinal chemistry, chemistry, manufacturing and controls, nonclinical, clinical and other data (including investigator reports and clinical study reports (both preliminary and final), statistical analyses, key expert reports, safety and other electronic databases), all to the extent Controlled by a Party, in each case, relating to the Compound, Backup Compound, Asthma Compound, Biomarkers or Licensed Products.

“Effective Date” means the later of: (a) the date set forth above in the first line of this Agreement; and (b) the date of Licensee’s receipt of the Up-front Closing Payment.

“EMA” means the European Medicines Agency or any successor entity thereto.

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“European Union” or “EU” means the association of European nations based on the Maastrict Treaty of 1992.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“FDCA Act” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder.

“First Commercial Sale” means, with respect to any particular Licensed Product, the first arm’s length commercial sale of such Licensed Product by Licensee or an Affiliate or Sublicensee of Licensee to a Third Party in the Licensed Product Field in the Territory following Regulatory Approval of such Licensed Product.

“GAAP” means Generally Accepted Accounting Principles, consistently applied.

“GCP” means then current good clinical practices and other standards, practices and procedures related to the conduct of clinical trials set forth by ICH and similar regulatory requirements imposed by FDA, EMA or any other Regulatory Authorities in the Territory that are applicable to the Licensed Product.

“Gilead Background Patents” means (a) those patents and patent applications set forth on Exhibit C; (b) any patents and patent applications in any country claiming priority to any and all of the patent applications set forth in (a), including any continuations, continuations in part, or divisions; (c) any patents issuing from the applications described in (a) or (b), including any reissues, substitutions, registrations, confirmations, re-examinations, extensions, renewals, and supplementary protection certificates thereon; and (d) any corresponding foreign patents issued on any of the foregoing.

“Gilead License” means that certain Amended and Restated License Agreement between Gilead and Pulmokine dated May 15, 2017.

“ICH” means the International Conference on Harmonisation.

“IND” means an Investigational New Drug filing with FDA, as defined in the FDCA Act, including all supplements and amendments thereto.

“Improvement” means any patentable or unpatentable improvements, changes, inventions or discoveries, inclusive of all intellectual property rights therein, in which one or more employees, officers, directors, contractors or agents of Licensee, its Affiliates or Sublicensees (or as applicable together with one or more employees, officers, directors, contractors or agents of Pulmokine) have contributed to the making, development, conception and/or reduction to practice of such improvement, change, invention or discovery, and that (a) is described in the Licensed Patents, or (b) if not for the license granted pursuant to Section 2.1 of this Agreement, would infringe one or more claims of the Licensed Patents.

“Information” means all information, Data, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, all to the extent Controlled by a Party.

“Joint Development Committee” or “JDC” means the committee formed by the Parties pursuant to Section 5.1.

“Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, and including without limitation the FDCA Act and GCP, as applicable.

“Licensed Know-How” means Information, Data and Scientific Information owned or Controlled by Pulmokine as of the Effective Date [***] of the Licensed Products.

“Licensed Patents” means, collectively, the Gilead Background Patents, Pulmokine-Gilead Joint Patents, Pulmokine-Controlled Patents, Asthma Patents, and the Biomarker Patents.

“Licensed Product” means (a) any pharmaceutical composition, formulation or product containing or incorporating the Compound, whether or not as the sole active ingredient, in any presentation for any method of administration; (b) any pharmaceutical composition, formulation or product containing or incorporating the Backup Compound, whether or not as the sole active ingredient, in any presentation for any method of administration; (c) any pharmaceutical composition, formulation or product containing or incorporating the Asthma Compound, whether or not as the sole active ingredient, in any presentation for any method of administration; (d) any process, assay or tangible material, which, in the course of being practiced, manufactured, used, sold or imported, would contain or otherwise incorporate one or more of the Biomarkers or other subject matter that is the subject of the Biomarker Patents; and/or (e) any pharmaceutical composition, formulation or product containing or incorporating any compound Covered by the Gilead Background Patents, Pulmokine-Gilead Joint Patents, Pulmokine-Controlled Patents, including the Asthma Compounds but excluding the Compound and the Backup Compound, whether or not as the sole active ingredient, in any presentation for any method of administration.

“Licensed Product Field” means (a) with respect to any Licensed Product that incorporates [***], the treatment, prevention, and diagnosis of pulmonary hypertension characterized as [***]; (b) with respect to any Licensed Product that [***], the treatment, prevention, and diagnosis of any and all diseases or conditions; and (c) with respect to any License Product that [***], for the treatment, prevention, and diagnosis of any and all diseases or conditions.

“Licensed Technology” means, collectively, the Licensed Patents and the Licensed Know-How.

“Marketing Exclusivity” means any exclusive marketing, data protection or other exclusivity rights conferred by FDA, EMA or any other Regulatory Authority with respect to the Licensed Product, including orphan drug exclusivity, pediatric exclusivity and rights conferred under the Drug Price Competition and Patent Term Restoration Act of 1984, as amended from time to time.

“NDA” means a New Drug Application, as defined in the FDCA Act, including all supplements and amendments thereto.

“Net Sales” means the gross invoiced sales price for each Licensed Product sold by or on behalf of Licensee, its Affiliates or Sublicensees to Third Parties, less the following deductions calculated in accordance with GAAP to the extent allocated to such Licensed Product and actually taken, paid, accrued, allowed, included, or allocated, with respect to such sales:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]; and

(g) [***].

Notwithstanding anything in this Agreement to the contrary, the transfer of a Licensed Product between or among Licensee, its Affiliates and Sublicensees will not be considered a sale, [***].

Disposition of Licensed Product for, or use of the Licensed Product in, human clinical trials or other scientific testing, as free samples, or under named patient use, compassionate use, patient assistance,

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or test marketing programs or other similar programs or studies shall not result in any Net Sales when such sales are not booked as Net Sales in accordance with GAAP.

[***]

(x) [***]; or

(y) [***].

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

“Phase 1 Clinical Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21(a) and consists of the Phase 1A clinical trial to be performed by Pulmokine and its subcontractors as described in Pulmokine’s IND 122593 and consists of the first in human exposure in healthy subjects.

“Phase 1 Clinical Trial Plan” means the clinical trial plan and protocol for the Phase 1 Clinical Trial of the initial Licensed Product attached as described in Pulmokine’s IND 122593 and attached hereto as Exhibit D which satisfies the requirements of 21 CFR § 312.21 (a), and which may be amended from time to time during the performance thereof, as agreed by the principal investigator of the applicable contract research organization and the JDC.

“Phase 1B Clinical Trial” means the first safety trial in patients with pulmonary arterial hypertension (PAH) of the initial License Product that would also satisfy the requirements of 21 CFR § 312.21(a).

“Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21(b), and which may be combined with a Phase 1B Clinical Trial, such that the primary endpoint can be safety and secondary endpoints can be efficacy endpoints.

“Phase 3 Clinical Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21(c). For purposes of this Agreement, if acceptable to the FDA, performance of a second Phase 2 Clinical Trial, the results of which would satisfy the requirements for Regulatory Approval, will meet the requirements of a Phase 3 Clinical Trial.

“Pulmokine-Controlled Patents” means (a) any patent or patent application owned (whether solely or jointly) or Controlled by Pulmokine that Covers the Compound, the Backup Compound, or the Asthma Compound, including those patents and patent applications set forth on Exhibit E and Exhibit G; (b) any patents and patent applications in any country claiming priority to any and all of the patent applications set forth in (a), including any continuations, continuations in part, or divisions; (c) any patents issuing from the applications described in (a) or (b), including any reissues, substitutions, registrations, confirmations, re-examinations, extensions, renewals, and supplementary protection certificates thereon; and (d) any corresponding foreign patents issued on any of the foregoing. For purposes of this Agreement, Pulmokine-Controlled Patents do not include Gilead Background Patents or Pulmokine-Gilead Joint Patents.

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“Pulmokine-Gilead Joint Patents” means (a) any patent or patent application owned jointly by Pulmokine and Gilead that Covers the Compound or the Backup Compound, including those patents and patent applications set forth on Exhibit F; (b) any patents and patent applications in any country claiming priority to any and all of the patent applications set forth in (a), including any continuations, continuations in part, or divisions; (c) any patents issuing from the applications described in (a) or (b), including any reissues, substitutions, registrations, confirmations, re-examinations, extensions, renewals, and supplementary protection certificates thereon; and (d) any corresponding foreign patents issued on any of the foregoing.

“RCTR License” means that certain Patent License Agreement between RCTR and Pulmokine dated September 8, 2017.

“Regulatory Approval” means, with respect to a country or region in the Territory, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority which are necessary to commercially distribute, sell or market a product in such country or region, including, where applicable, (a) pricing or reimbursement approval in such country or region, (b) pre- and post-approval marketing authorizations (including without limitation any prerequisite manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific licenses, necessary for commercial distribution, sale or marketing of such product in such country or region.

“Regulatory Approval Application” means an application for Regulatory Approval required before commercial sale or use of a pharmaceutical product, including an NDA.

“Regulatory Authority” means any federal, national, supranational, state, provincial or local regulatory authority, agency, department, bureau or other governmental authority, including the FDA and EMA, that has authority over the manufacture, development, commercialization or other use or exploitation (including the granting of Regulatory Approval) of the Licensed Product in an applicable jurisdiction.

“Regulatory Filing” means all submissions, applications, filings and approvals by, with or from any Regulatory Authority, including Regulatory Approval Applications.

“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, that time period beginning on the First Commercial Sale of such Licensed Product and ending on the last to occur of: (a) expiration of the last-to-expire Valid Claim of any Licensed Patent in a particular country that, absent the licenses granted in this Agreement, would be infringed by the making, using, selling, offering for sale, importing or exporting of the applicable Licensed Product in such country, (b) expiration of the Marketing Exclusivity, if any, of the applicable Licensed Product in a country of the Territory; or (c) ten (10) years after the First Commercial Sale of such Licensed Product.

“Scientific Information” means all Information relating to the Compound, Backup Compound, Asthma Compounds, Biomarkers or Licensed Products and comprising medical, toxicological, pharmacological, pre-clinical, clinical or chemical data; specifications; medical uses; adverse reactions; formulations; bioanalytical metrics; analytical and quality control data and methods; and all proprietary information intended for submission or submitted to relevant Regulatory Authorities to support a Regulatory Approval Application for and Regulatory Approval of the Licensed Products in the Licensed Product Field in any country in the world, all to the extent Controlled by a Party.

“Second Indication” means, with respect to a Licensed Product, an indication that is distinct from all indications covered by the Regulatory Approvals of such Licensed Product from the applicable Regulatory Authority (e.g., for the treatment of a disease that is distinct from any disease(s) for which Regulatory Approval has been previously granted) and distinct from all variants or sub-divisions or sub-

classifications of such indications. For clarity, the following uses shall not be considered a Second Indication: (a) the use of a Licensed Product in a line of therapy for an indication where the initially-approved indication is the use of such Licensed Product in another line of therapy for such indication (e.g., moving from second-line therapy to first-line therapy for the treatment of pulmonary hypertension) or (b) the use of a Licensed Product in a subset of patients (e.g., elderly, pediatric, or genetically defined patient subgroups, etc.) for an indication where the initially-approved indication is the use of such Licensed Product within another subset of patients for such indication.

“Sublicensee” means a Third Party to whom Licensee has granted a license or sublicense under the Licensed Technology, in accordance with the terms of this Agreement, to make, have made, use, sell, offer for sale, have sold, import or export a Licensed Product.

“Territory” means all countries of the world, or worldwide.

“Third Party” means any Person other than Licensee and Pulmokine and their respective Affiliates.

“United States” or “U.S.” means the United States of America and its territories and possessions.

“USD” means a United States Dollar.

“Valid Claim” means (a) a claim of an issued and unexpired patent, which claim has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, opposition procedure, nullity suit or otherwise and (b) a claim of any patent application that has been pending for fewer than seven (7) years after the earliest priority date of such patent application.

1.2. Additional Definitions.

The following table identifies the location of definitions set forth in various Sections of the Agreement:

DEFINED TERM	SECTION

Additional Third Party Licenses	Section 3.13(a)

Asthma Field Expansion	Section 2.7(b)

Background Patent Field	Section 1.15 of Gilead License

Background Product	Section 1.15 of Gilead License

Broad Field	Section 1.15 of Gilead License

Combination Product	Definition of Net Sales

Controlled Entity	Section 3.6

Damages	Section 12.1

Development Milestone	Section 3.2

Dispute	Section 16.5(a)

Equity Interest	Section 3.6

Excluded Claim	Section 16.4(g)

Field	Section 1.15 of Gilead License

Field Expansion	Section 2.7(a)

Force Majeure	Section 16.2

FSG	Preamble

Fully Diluted Basis	Section 3.6

Future New Inventions	Section 1.16 of Gilead License

Generic Product Competition	Section 3.13(b)

Gilead	Background

ICC Rules	Section 16.4(c)

Indemnification Claim Notice	Section 12.3(a)

Indemnified Party	Section 12.3(a)

Indemnifying Party	Section 12.3(a)

Joint Inventions	Section 6.4(b)

Licensee	Preamble

Licensee Confidential Information	Section 8.1(a)

Licensee Indemnitees	Section 12.2

Licensee Inventions	Section 6.4(a)

Licenses	Section 2.1(a)

Orange Book	Section 6.6

Party or Parties	Preamble

Patent Challenge	Section 15.4

Practical Application	Section 4.2

Pulmokine	Preamble

Pulmokine Confidential Information	Section 9.1(a)

Pulmokine Indemnitees	Section 12.1

Regulatory Milestone	Section 3.3

Sales Milestone	Section 3.4

Senior Executives	Section 16.4(a)

Term	Article 14

Up-front Closing Payment	Section 3.1

1.3. Rules of Construction.

The definitions set forth in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” The use of the words “or” and “any” shall not be exclusive except where the context indicates otherwise. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits attached to this Agreement shall be deemed incorporated herein by reference as if fully set forth herein. Words such as “herein,” “hereof,” “hereto,” “hereby” and “hereunder” refer to this Agreement and to the Exhibits, taken as a whole. Except as otherwise expressly provided herein: (a) any reference in this Agreement to any agreement shall mean such agreement as amended, restated, supplemented or otherwise modified from time to time; and (b) any reference in this Agreement to any Law shall include corresponding provisions of any successor Law and any regulations and rules promulgated pursuant to such Law or such successor Law.

2. GRANT OF LICENSE; OTHER RIGHTS

2.1. Licenses to Licensee Under Licensed Technology; Sublicenses.

(a) Subject to the terms and conditions set forth in this Agreement, Pulmokine hereby grants to Licensee: (i) an exclusive right and license (and sub-license under the Gilead License and RCTR License), with the right to grant sublicenses through multiple tiers in accordance with this Section 2.1, under the Licensed Patents; and (ii) an exclusive right and license, with the right to grant sublicenses in accordance with this Section 2.1, under the Licensed Know-How, in each of (i) and (ii) to research, develop, commercialize, manufacture, make, have made, use, sell, offer for sale, have sold, import, export and otherwise commercially exploit Licensed Products in the Licensed Product Field in the Territory (the “Licenses”).

(b) Licensee may grant sublicenses to its Affiliates and/or Third Parties under the Licensed Patents and Licensed Know-How without Pulmokine’s consent. Each sublicense shall be consistent with the applicable terms and conditions under this Agreement and any sublicenses granted to Third Parties shall be negotiated at arms-length and shall be for such consideration and on such terms as Licensee believes in good faith are commercially reasonable. Licensee shall, within [***] after entering into any sublicense agreement, provide Pulmokine with a copy of such sublicense agreement, which may be redacted to remove any sensitive information not necessary for Pulmokine to verify its compliance with the terms of this Agreement and which sensitive information, for the purposes of this Section 2.1(b), shall [***]. Notwithstanding the foregoing, within [***] after entering into any sublicense agreement pursuant to which Licensee grants sublicenses [***], Licensee shall provide Pulmokine with a true and complete copy of such sublicense agreement, [***] such breach or terminating such sublicense agreement.

2.2. Gilead and RCTR Licenses.

(a) Licensee acknowledges and agrees that the licenses and rights are granted by Pulmokine to Licensee under: (i) the Gilead Background Patents and the Pulmokine-Gilead Joint Patents which are licensed from Gilead pursuant to the Gilead License; and (ii) the Biomarker Patents, which are licensed from RCTR pursuant to the RCTR License and remain subject to the terms of such RCTR License, including the terms set forth in Sections 5.1-5.4, 8.1, 10.1, 10.2, 12.5 and 13.8-13.10 of the RCTR License, which have been reproduced in Exhibit I and shall be binding upon Licensee as if it were a party to such RCTR License.

(b) In the event that the Gilead License is terminated, this Agreement shall survive in accordance with the terms of Section 9.4 of the Gilead License.

(c) In the event that the RCTR License is terminated, at FSG’s option and in accordance with Section 4.3 of the RCTR License, the rights in and to the Biomarker Patents that are sublicensed to FSG in Section 2.1(a) shall be terminated or, subject to RCTR’s approval and contingent upon FSG’s acceptance of the provisions of the RCTR License, converted to a license directly between FSG and RCTR.

2.3. Use of Affiliates and Third Party Contractors.

Subject at all times to Licensee’s compliance with Section 2.1(b) hereof, the Licenses granted under this Agreement include the right of Licensee to freely engage its Affiliates and Third Party contractors in exercising such rights and in carrying out its activities and obligations under this Agreement.

2.4. Registration and Recordation of Licenses.

Notwithstanding anything to the contrary in Article 9, Licensee may register and/or record the Licenses granted under this Agreement in any country in the Territory. Upon request by Licensee, Pulmokine agrees promptly to execute any “short form” licenses consistent with the terms and conditions of this Agreement submitted to it by Licensee reasonably necessary to effect the foregoing registration in such country.

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2.5. No Implied Licenses; Retained Rights.

Except as expressly set forth herein, neither Party shall acquire any license or other right or interest, by implication or otherwise, under any Information, patents, trademarks, copyrights or any other intellectual property of the other Party or its Affiliates. Solely with respect to any Licensed Patents supported by federal funding, if any, the rights and licenses granted to Licensee by Pulmokine hereunder are subject to the rights, conditions and limitations imposed by United States Law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation: (i) the royalty-free, non-exclusive license granted to the U.S. government; and (ii) the requirement that any Licensed Product used or sold in the United States shall normally be manufactured substantially in the United States.

All rights not expressly granted by Pulmokine under this Agreement are reserved by Pulmokine and may be used or otherwise exploited by Pulmokine for any purpose. [***]. In the event of an assignment of this Agreement by Pulmokine in accordance with Section 16.1, no rights or licenses to the intellectual property rights Controlled by Pulmokine’s successor shall be granted to Licensee by virtue of such an assignment, beyond the rights and licenses that are expressly granted to Licensee by Pulmokine herein.

2.6. Exclusivity.

After the Effective Date and during the Term, neither Pulmokine nor any of its Affiliates shall research, develop or commercialize, directly or indirectly, or grant any Third Party any rights to any molecule that is an inhibitor of PDGFR kinase, including the Compound, Backup Compound, Asthma Compounds and Licensed Product; provided, however, that the foregoing shall in no way preclude or otherwise limit Pulmokine’s performance and completion of the ongoing Phase 1A clinical trial, as described in Pulmokine’s IND 122593 until such time as IND 122593 has been transferred to Licensee or its designee, and Pulmokine’s NIH SBIR Grants (R44HL102946 for PK10571 and 1R43HL132709-01 for asthma) have been transferred to Licensee or its designee.

2.7. Field Expansion Option.

(a) If Licensee, its Affiliates or Sublicensees identifies a potential application of a Background Product (as defined in the Gilead License) outside of the Background Patent Field (as defined in the Gilead License), then Licensee may provide Pulmokine notice of such application and request that Pulmokine engage Gilead to request that the field of use be expanded to include the potential application. Upon receipt of such notice Pulmokine shall engage Gilead to request an amendment to the Gilead License to expand the Background Patent Field (as defined in the Gilead License) up to and including the Broad Field (as defined in the Gilead License) for the Background Product(s) and, following completion of the same, if successful, Pulmokine shall provide Licensee with written notice thereof accompanied by a copy of such Gilead License amendment (the “Field Expansion”). Representatives of Licensee may elect to participate with Pulmokine, and Pulmokine shall use good faith efforts to facilitate Licensee’s participation, in any discussions or negotiations with Gilead concerning such proposed field of use expansion, [***]. To the extent that any additional amounts are required to be paid to Gilead as consideration for the expansion of the field of use, then, prior to amending the Gilead License to expand such field of use, Pulmokine and Licensee shall discuss in good faith the commercial reasonableness of the consideration required by Gilead for the proposed expansion of the field of use. If such consideration is commercially reasonable Pulmokine shall execute the amendment and [***]. Licensee shall be permitted to [***] in connection with such

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expansion of the field of use [***] that are covered by the Field Expansion but would not have been covered by the Field (as defined in the Gilead License).

(b) In the event that the Field Expansion includes at least all indication(s) related to [***] and all Future New Inventions (as defined in the Gilead License) (the [***]), then Licensee [***].

(c) Licensee hereby acknowledges and agrees that Pulmokine’s ability to successfully amend the Gilead License, as contemplated by this Section 2.7, remains subject to certain factors that are outside of Pulmokine’s reasonable control, [***] the Licensee’s requested amendment(s) of such Gilead License to expand the field.

3. CONSIDERATION

In consideration of the Licenses and other rights granted to Licensee under this Agreement, Licensee shall pay to Pulmokine the payments as described in this Article 3.

3.1. Up-front Closing and Field Expansion Payment.

(a) Upon execution of this Agreement, Licensee shall pay to Pulmokine an initial one-time, non-refundable payment (the “Up-front Closing Payment”) equal to five million, and five hundred thousand USD ($5,500,000).

(b) Licensee shall pay Pulmokine an additional one-time, non-refundable milestone payment of [***] dollars ($[***]) within [***].

3.2. Development Milestones.

Within [***] of Licensee or its Affiliates or Sublicensees first achieving the following development-related milestone events with respect to first Licensed Product to achieve such milestone (each, a “Development Milestone”), Licensee will notify Pulmokine in writing thereof and, upon receipt of an invoice from Pulmokine, will pay the below-specified non-refundable amounts to Pulmokine:

Development Milestone	Milestone Payment (USD)
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

For the purposes of this Section 3.2, the term “Licensed Product” shall expressly exclude any process or tangible material, which, in the course of being practiced, manufactured, used, sold or

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imported, would contain or otherwise incorporate one or more of the Biomarkers or other similar subject matter that is the subject of the Biomarker Patents. For clarity, Licensee shall be required to pay any Development Milestone payment if a subsequent Development Milestone is achieved before a preceding Development Milestone. [***].

For clarity, each Development Milestone payment is due only once regardless of the number of Licensed Products developed by Licensee.

3.3. Regulatory Milestones.

Within [***] of Licensee or its Affiliates or Sublicensees first achieving the following regulatory milestone events with respect to the First and Second Licensed Products (each, a “Regulatory Milestone”), Licensee will notify Pulmokine in writing thereof and, upon receipt of an invoice from Pulmokine, will pay the below-specified non-refundable amounts to Pulmokine:

Regulatory Milestone	Milestone Payment For First Licensed Product (USD)			Milestone Payment For Second Licensed Product (USD)
[***]:
1. [***]	$	[	***]		N/A
2. [***]	$	[	***]
3. [***]	$	[	***]	$	[	***]
4. [***]	$	[	***]	$	[	***]
5. [***]	$	[	***]		[	***]
6. [***]	$	[	***]
7. [***]	$	[	***]	$	[	***]
8. [***]	$	[	***]	$	[	***]

For clarity, the milestone payments under this Section 3.3 shall not [***] for the first Licensed Product, $[***] for the second Licensed Product, or a total of $[***] for all Licensed Products.

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For the purposes of this Section 3.3, the term “First Licensed Product” shall mean a Licensed Product [***] and the term “Second Licensed Product” shall mean a Licensed Product [***], provided that, for clarity, each of the First Licensed Product and Second Licensed Product shall [***].

3.4. Sales Milestones.

Within [***] of Licensee or its Affiliates or Sublicensees first achieving the following sales-related milestone events during the Royalty Term with respect to aggregate annual Net Sales of the Licensed Products (each, a “Sales Milestone”), Licensee will notify Pulmokine in writing thereof and, upon receipt of an invoice from Pulmokine, pay the below-specified amounts to Pulmokine:

Sales Milestone	Milestone Payment (USD)
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

For clarity, each Sales Milestone payment is due only once regardless of the number of Licensed Products commercialized by Licensee or the number of times the Sales Milestone is met.

3.5. Royalty.

During the Royalty Term, on a License Product-by-Licensed Product basis, Licensee shall pay to Pulmokine royalty payments at the following royalty rates on the applicable portion of the cumulative Territory-wide Calendar Year Net Sales of all Licensed Products:

Cumulative Calendar Year Net Sales of the Licensed Products	Royalty Rate

Portion of cumulative Calendar Year Net Sales of Licensed Products in the Territory up to and including USD $[***]	[***]%
Portion of cumulative Calendar Year Net Sales of Licensed Products in the Territory between USD $[***]and USD $[***]	[***]%
Portion of cumulative Calendar Year Net Sales of Licensed Products in the Territory exceeding USD $[***]	[***]%

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3.6. Sublicensing Income and Purchaser Income.

(a) Licensee shall pay to Pulmokine a percentage of all Sublicense Income and Purchaser Income received by Licensee or its Affiliates at the following rates:

(i) [***] percent ([***]%) [***] Sublicensee or a Third Party purchaser (“Purchaser”) pursuant to a sublicense or purchase agreement entered into with such a Sublicensee or Purchaser prior to [***];

(ii) [***] percent ([***]%) of Sublicense Income or Purchaser Income paid to, or earned or accrued by, Licensee or its Affiliates from a Sublicensee or Purchaser pursuant to a sublicense or purchase agreement entered into with such a Sublicensee or Purchaser after the milestone in subparagraph (a) and [***]; and

(iii) [***] percent ([***]%) of Sublicense Income or Purchaser Income paid to, or earned or accrued by, Licensee or its Affiliates from a Sublicensee or Purchaser pursuant to a sublicense or purchase agreement entered into with such a Sublicensee or Purchaser [***].

(b) For any Purchaser Income due to Pulmokine pursuant to Section 3.6(a) [***].

(c) For payments for Sublicense Income that is earned or accrued in the relevant time period under this Section 3.6, such payments shall be due Pulmokine on Licensee’s or its Affiliates’ actual receipt of such Sublicense Income [***]. For clarity, no payments for Sublicensing Income or Purchaser Income shall be due to Pulmokine unless actually received by Licensee or its Affiliates.

(d) For purposes of this Section 3.6, “Sublicense Income” means [***], received by Licensee or its Affiliates from a Sublicensee pursuant to a sublicense of one or more of the Licensed Patents granted pursuant to this Agreement; and “Purchaser Income” means any payment received by Licensee or its Affiliates from a Third Party [***], or a Change of Control of Licensee. Not included in Sublicensing Income or Purchaser Income is any other consideration received by Licensee or its Affiliates from a Sublicensee or Purchaser, including income received by Licensee (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***], (vi) [***], and/or (vii) [***].

3.7. Royalty Payment Timing; Reports of Net Sales.

Within forty five (45) days following the end of each Calendar Quarter during which royalties accrue, Licensee shall provide to Pulmokine a quarterly report on Net Sales of Licensed Products during such Calendar Quarter. Such report shall include a written report in reasonable detail of: (a) the Net Sales of Licensed Products for the previous Calendar Quarter, broken down by country and product, (b) the royalty payment that is due and payable, and (c) the basis for calculating such royalty payment including the gross sales of Licensed Products by country and product, the rate of currency conversion and date such conversion was calculated. [***].

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3.8. Audits.

During the Royalty Term, Licensee shall keep records pertaining to the sale or other disposition of Licensed Products by Licensee, its Affiliates and Sublicensees in sufficient detail to permit Pulmokine to confirm the accuracy of the royalties and Sales Milestone payments due hereunder. All such records shall be kept at Licensee’s principal place of business for a period of not less than [***] following the end of the Calendar Year to which they pertain. Pulmokine shall have the right to cause an independent accounting firm reasonably acceptable to Licensee to audit such records for the purpose of confirming Net Sales and royalties. Such audits may be exercised during normal business hours upon reasonable prior written notice (not to be less than thirty (30) days) to Licensee. Upon request, such accounting firm shall execute a confidentiality agreement with Licensee prior to commencing the audit. Adjustments (including remittances of underpayments or overpayments disclosed by such audit) shall be made by the Parties to reflect the results of such audit, which adjustments shall be paid promptly following receipt of an invoice therefor. Pulmokine shall bear the full cost and expense of such audit unless such audit discloses an underpayment by Licensee of [***] percent ([***]%) or more of the amount of royalties due under this Agreement for the audited period, in which case Licensee shall bear the cost and expense of such audit.

If Licensee in good faith disputes the conclusion of the accounting firm under the first paragraph of this Section 3.8 that Licensee owes additional royalties or other payments, or any specific aspect of the conclusion, then Licensee will inform Pulmokine by written notice within sixty (60) days of receiving a copy of the audit containing such conclusion, specifying in detail the reasons for Licensee’s disputing such conclusion. The Parties will promptly thereafter meet and negotiate in good faith a resolution to such dispute.

3.9. Currency.

All payments under this Article 3 will be made in USD. With respect to sales of Licensed Products invoiced in a currency other than USD, all amounts reported and payable under this Agreement shall be calculated based on the domestic currency where such sale is made and converted (as applicable) into the USD equivalent. The USD equivalent shall be calculated in accordance with U.S. GAAP.

3.10. Account.

All payments to be made to Pulmokine under this Agreement will be made by wire transfer to the following account:

[***]

or such other account as may be specified by Pulmokine in writing to Licensee.

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3.11. Taxes.

Each Party shall be responsible for any and all taxes required by Law that are levied on the payments it receives under this Agreement. If applicable Law requires that taxes be withheld from a payment made by FSG to Pulmokine under this Agreement, FSG shall (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of payment to Pulmokine within thirty (30) days following that payment. Each Party agrees to cooperate with the other Party in claiming exemption from such deductions or withholdings under any relevant agreement or treaty which is in effect and, to the extent permitted by applicable Law, minimizing the amount of tax payable with respect to payments made and received under this Agreement. In addition, the Parties shall cooperate in accordance with applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.

3.12. Interest on Late Payments.

Interest shall be payable on any payments that are not paid on or before the date [***] after the date such payments are due under this Agreement at the per-annum rate of prime (as reported in The Wall Street Journal (U.S., Eastern Edition)) plus [***] percentage points or the maximum rate allowable by Law, whichever is less.

3.13. Permitted Reductions.

Notwithstanding the provisions of Section 3.5,

(a) in the event that Licensee reasonably determines that it is necessary for Licensee to obtain a license from a Third Party to research, develop, make, have made, use, offer to sell, sell, have sold or import any Licensed Product (“Additional Third Party Licenses”) and Licensee obtains such an Additional Third Party License, then Licensee may deduct from the royalty payment that would otherwise have been due to Pulmokine, an amount equal to [***] percent ([***]%) of the royalties actually paid to such Third Party under such Additional Third Party Licenses by Licensee to research, develop, make, have made, use, offer to sell, sell, have sold or import, as applicable, such Licensed Product; provided, that in the case of [***], this Section 3.13(a) applies [***] provided, further, that in no event shall the royalties owed by Licensee to Pulmokine be reduced by more than [***] percent ([***]%) pursuant to this paragraph 3.13(a);

(b) in the event that, on a Licensed Product-by-Licensed Product and country-by-country basis, Generic Product Competition is present with respect to such Licensed Product in such country, then [***] Net Sales of such Licensed Products in such countries, and for purposes of this paragraph, “Generic Product Competition” shall mean with respect to a Licensed Product on a country-by-country basis, [***];

(c) in countries in the Territory where a Licensed Product is not Covered by a Valid Claim of a Licensed Patent in the country of sale and there is no Marketing Exclusivity in such countries for the Licensed Product, [***] in such countries with respect to the Royalty Term [***]; and

(d) Except as otherwise set forth in Section 3.13(b), in no event shall the royalties owed by Licensee to Pulmokine for a particular Licensed Product be reduced to less than the amount owed by Pulmokine under the Gilead License and the RCTR License for such Licensed Product.

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3.14. FSG Guaranty.

FSG irrevocably and unconditionally guarantees the payment of each and every payment obligation of Licensee to Pulmokine under this Article 3, whether now existing or hereafter arising. FSG shall promptly pay to Pulmokine any amount properly due to Pulmokine upon demand following any failure on the part of Licensee to cure a payment default in accordance with Section 15.3, provided that Pulmokine is not then in breach of this Agreement, Pulmokine waives the Licensee’s corresponding payment default (subject to FSG’s cure thereof), and any and all then exiting breaches (or alleged breaches) of the Agreement by Licensee that are known to Pulmokine shall be made known to Licensee and FSG at the time of Pulmokine’s demand following such a failure on the part of Licensee. Notwithstanding anything to the contrary herein, FSG’s obligations under this Section 3.14 shall exists only as long as Licensee is an Affiliate of FSG and Licensee has not assigned this Agreement to a third party.

4. DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS

4.1. Know-How and Regulatory Filings.

Pulmokine shall disclose to Licensee, at Pulmokine’s cost and expense, the Licensed Know-How as Controlled by Pulmokine as of the Effective Date, including all Scientific Information, Data and other Information related to the Compound, the Backup Compound, the Asthma Compounds, Biomarkers and Licensed Products. Subject at all times to Section 15.7, Pulmokine shall transfer all Regulatory Filings existing as of the Effective Date for the Compound, Backup Compound, Asthma Compounds, Biomarkers and Licensed Products in the Licensed Product Field in the Territory to Licensee. All Licensed Know-How required to be disclosed and all Regulatory Filings required to be transferred under this Section 4.1 shall be the Confidential Information of Licensee.

4.2. General.

Except as expressly set forth herein, Licensee (either by itself or through its Affiliates or Sublicensees) shall be solely responsible for and shall use Commercially Reasonable Efforts to develop and commercialize at least one (1) Licensed Product that contains or otherwise incorporates one or more of the [***] in the Licensed Product Field in the United States and at least two (2) countries in the European Union, at its own cost and expense.

The Licensee shall report to Pulmokine the dates of the First Commercial Sale of each Licensed Product in each country in the Territory within fourteen (14) days of such occurrences. Additionally, with respect to any Licensed Product that contains or otherwise incorporates [***], Licensee agrees to: (a) use its Commercially Reasonable Efforts to [***]; (b) upon the First Commercial Sale thereof and continuing until the expiration or termination of this Agreement, [***]; (c) after the First Commercial Sale thereof, to [***]; (d) after the First Commercial Sale and as part of its [***]; and (e) to [***]. For the purposes of this Section 4.2, the term “Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention that is the subject of [***] and that its benefits are to the extent permitted by law or regulations of the United States Government available to the public on reasonable terms.

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4.3. Regulatory.

Except as expressly set forth herein, Licensee shall have the sole right to apply for and maintain, at Licensee’s cost and expense, all Regulatory Approvals of Licensed Products in the Licensed Product Field in the Territory. [***]. Licensee shall have the sole right to prepare, file and otherwise handle all regulatory materials and all communications and interactions with Regulatory Authorities with respect to Licensed Products in the Licensed Product Field in the Territory, both prior to and subsequent to Regulatory Approval. Unless otherwise prohibited by Applicable Law, [***] concerning a Licensed Product. Licensee shall have the sole right to file and maintain all required regulatory dossiers to obtain (and maintain) Regulatory Approvals of Licensed Products in the Licensed Product Field in the Territory and shall be the holder of any such Regulatory Approvals. Pulmokine shall reasonably cooperate with Licensee in obtaining Regulatory Approvals of Licensed Products. Licensee shall have sole responsibility and control with respect to all safety and pharmacovigilance activities with respect to the Licensed Products under Law, and Pulmokine agrees to provide Licensee with any safety or pharmacovigilance-related Information in Pulmokine’s possession, as Licensee may reasonably request from time to time.

4.4. Reporting.

Licensee shall keep Pulmokine reasonably informed on the development and commercialization of the Licensed Products, including with respect to receipt of any Regulatory Approvals. During the period beginning with the commencement of the Phase 2 Clinical Trial for the initial Licensed Product, and ending on the date of receipt of Regulatory Approval for such Licensed Product, Licensee shall provide Pulmokine with reasonably detailed written reports [***] summarizing Licensee’s activities with respect to the development of the Licensed Product since the last such report. In addition, Licensee shall provide Pulmokine with reports under Section 3.7.

4.5. Supply of Licensed Product.

Except as otherwise agreed upon by the Parties, Licensee shall be solely responsible for manufacturing or having manufactured, at its cost and expense and in accordance with applicable Law, sufficient clinical and commercial quantities of the Licensed Product to fulfill Licensee’s development and commercial obligations hereunder. Notwithstanding the foregoing, upon request by Licensee, Pulmokine shall sell to Licensee at Pulmokine’s cost of goods plus delivery costs some or all quantities of the Backup Compound or Asthma Compounds active pharmaceutical ingredient (API) and/or Licensed Product containing same and/or Biomarkers in Pulmokine’s possession and some or all quantities of the Compound active pharmaceutical ingredient (API) and/or Licensed Product containing same in Pulmokine’s possession following its completion of the Phase 1A clinical trial.

4.6. Technology Transfer.

As soon as reasonably practicable after the Effective Date, Pulmokine shall disclose and deliver to Licensee (or its designee) all tangible embodiments of all Licensed Know-How in its possession and Control that is useful or necessary to research, develop, make ,use, sell, offer for sale or import the Licensed Products. Pulmokine shall make such Licensed Know-How available in a mutually agreed upon format and where feasible in electronic form. Without limiting the foregoing, Pulmokine will provide reasonable assistance to Licensee or its designee in connection with understanding and using the Licensed Know-How related to the Licensed Products, including assistance from its professional staff for meetings, telephone calls, and other reasonable assistance as requested by Licensee to enable it to understand and use such Licensed Know-How. In addition, upon the reasonable request of Licensee, Pulmokine shall reasonably cooperate with Licensee to transition the manufacture of the applicable Licensed Products to a contract

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manufacturing organization designated by Licensee. Licensee agrees to reimburse Pulmokine for its reasonable costs and expenses incurred in connection with Pulmokine’s delivery of the Licensed Know-How and the provision of related support under this Section 4.6, provided that Pulmokine provides documentation of such costs and expenses reasonably acceptable to Licensee. All information and material required to be disclosed and delivered under this Section 4.6 shall be the Confidential Information of Licensee.

5. JOINT DEVELOPMENT COMMITTEE

5.1. Formation; Composition.

Within thirty (30) days after the Effective Date, the Parties shall establish a Joint Development Committee composed of no more than three (3) representatives of each Party. Each Party may change its representatives to the JDC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge. A reasonable number of additional representatives of a Party may attend meetings of the JDC in a non-voting capacity. After its establishment, the JDC shall remain in place until the initial Regulatory Approval of the initial Licensed Product, unless otherwise agreed by the Parties in writing. A JDC member appointed by Licensee shall serve as chairperson of the JDC.

5.2. Responsibilities.

The JDC’s overall responsibility shall be to encourage and facilitate ongoing cooperation between the Parties with respect to the development activities contemplated by this Agreement and to perform the other obligations specifically delegated to it by this Agreement, subject to the limitations set forth in this Article 5. The JDC shall also serve as the principal means by which Licensee keeps Pulmokine informed regarding Licensee’s development plans, efforts and results with respect to Licensed Products in the Licensed Product Field in the Territory, including without limitation: (a) providing a forum for the Parties to discuss regulatory, scientific and/or clinical matters and objectives relating to the development of such Licensed Products; (b) discussing and reviewing the progress and Data relating to the development of such Licensed Products and the Parties’ performance relative to any established objectives; and (c) performing such other functions as appropriate to further the purposes of this Agreement, as mutually agreed upon by the Parties in writing.

5.3. Decision-Making.

The JDC shall operate by unanimous consent of its members. In the event of an unresolved dispute regarding any development activities related to the Licensed Product in the Licensed Product Field in the Territory, the position of the members of the JDC appointed by Licensee shall control; [***]. The JDC shall not have the power to amend or waive compliance with this Agreement, or to resolve any disputes relating to intellectual property rights, including disputes relating to the inventorship, enforceability, validity or scope of patent or other intellectual property rights.

5.4. Meetings.

Unless otherwise agreed upon by the Parties the JDC shall meet at least once [***] every Calendar Quarter, in each case at times mutually agreed upon by the Parties. At least one (1) of such

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meetings per Calendar Year shall be held in person, and all other such meetings may be held by teleconference or videoconference. The location of the meetings of the JDC to be held in person shall be agreed upon by the Parties. Each Party shall bear all expenses of its representatives on the JDC.

5.5. Meeting Agenda; Minutes.

The JDC chairperson shall be responsible for preparing and circulating an agenda in advance of each meeting of the JDC and for preparing and issuing minutes of each meeting within thirty (30) days thereafter. Such minutes will not be finalized until both Parties’ representatives on the JDC review and confirm the accuracy of such minutes in writing. Each Party will disclose to the other Party any other proposed agenda items along with appropriate information at [***] Business Days in advance of each meeting of the JDC; provided that, under exigent circumstances requiring the JDC’s input, a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting so long as such other Party consents to such later addition of such agenda items for such JDC meeting.

5.6. Dissolution on Change of Control.

At any time following the completion of the ongoing Phase IA clinical trial, Licensee may, in its sole discretion, dissolve the JDC in the event of a Change of Control of Pulmokine.

6. INTELLECTUAL PROPERTY

6.1. Patent Prosecution and Maintenance.

As between the Parties, Licensed Patents shall be diligently prepared, filed, prosecuted and maintained by Pulmokine and in accordance with this Section 6.1. [***], and Licensee shall reimburse Pulmokine for [***] of receipt of invoice therefor. [***] Pulmokine shall: (a) keep Licensee reasonably informed of the preparation, filing, prosecution and maintenance of Licensed Patents, (b) provide Licensee with the opportunity to review and comment on any and all such prosecution efforts, and in no event less than thirty (30) days prior to any filing deadlines, provide Licensee copies of all documents relevant to any such prosecution efforts, including any drafts of any material filings or responses to communications with Regulatory Authorities, (c) take into consideration in good faith any comments from Licensee on such prosecution efforts, and (d) provide Licensee with a copy of all material communications from Regulatory Authorities in the Territory regarding the Licensed Patents. If Pulmokine desires to [***] allow any Licensed Patents to lapse or to abandon any Licensed Patents, Pulmokine shall notify Licensee in writing not less than [***] prior to taking such action [***] and [***] Licensee shall have the right (but not the obligation) to assume the responsibility for and control of the prosecution and maintenance of such Licensed Patents, as applicable, [***].

6.2. Enforcement of Intellectual Property Rights.

(a) General. Each Party will promptly notify the other Party of any infringement or misappropriation or suspected infringement or misappropriation that may come to its attention relating to the Licensed Technology and will provide the other Party with reasonable information with respect thereto.

(b) Licensee First Right in the Territory. If a Third Party infringes or misappropriates any Licensed Patents or Licensed Know-How and such infringement or misappropriation relates to Licensed Products in the Licensed Product Field in the Territory, then, [***], as applicable, [***] will have the first

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right (but not the obligation), at its own expense, to pursue any and all remedies against such Third Party, and [***] will have the right to participate in such action at its own expense. [***], as applicable, should [***] determine not to pursue remedies with respect to any such infringement or misappropriation of Licensed Patents or Licensed Know-How within (a) [***] following the notice of alleged infringement or (b) [***] before the time limit, if any, set forth in the applicable Laws for the filing of such actions, whichever comes first, then [***] will have the right (but not the obligation), at its own expense, to pursue remedies against such Third Party with respect to the Licensed Patents and Licensed Know-How, and [***] shall have the right to participate in such action at its own expense.

(c) Assistance and Cooperation; Recoveries. If a Party pursues remedies hereunder with respect to infringement or misappropriation of Licensed Patents or Licensed Know-How, the other Party shall assist and cooperate fully with the Party pursuing such remedies, including, if required to bring such action, joining in any action as set forth in this Section 6.2 or providing a power of attorney. [***], as applicable, [***], any damages or other amounts collected will be distributed, first, to the Party that pursued remedies to cover its costs and expenses and, second, to the other Party to cover its costs and expenses, if any, relating to the pursuit of such remedies; and any remaining amount will be distributed to the Parties in equal amounts; [***].

(d) Settlement of Litigation. No settlement, consent judgment or other final disposition of an action for infringement or validity or misappropriation may be entered into as to any Licensed Patents or Licensed Know-How in the Licensed Product Field without the prior written consent of Licensee, which consent shall not be unreasonably withheld.

6.3. Third Party Actions.

If a Third Party institutes (a) a patent, trade secret or other infringement or misappropriation suit against Licensee during the Term, alleging that the manufacture, marketing, sale, use, importation, exportation or other exploitation of the Licensed Products infringes or misappropriates one (1) or more patent or other intellectual property rights held by such Third Party or (b) an opposition, re-examination request, action for declaratory judgment, nullity action, interference, inter partes review, challenge related to a certification filed pursuant to 21 U.S.C. § 355(b)(2)(A) or §355(j)(2)(A)(vii)(IV) or its successor provisions or a similar action under foreign Laws, or other attack upon the validity, title or enforceability of the Licensed Patents, then Licensee will have the sole right (but not the obligation) to assume direction and control of the defense of such claims. At Licensee’s request, Pulmokine will provide reasonable assistance in connection with the defense of such claims, including, at either Party’s request, the entry into a “common interest agreement” as may be appropriate. Each Party shall bear its own expenses incurred in connection with the defense of such claims.

6.4. Ownership of Inventions.

(a) Inventorship. Inventorship of inventions and discoveries conceived and reduced to practice during the Term shall be determined in accordance with the rules of inventorship under United States patent laws. Pulmokine shall solely own all patent applications and patents that encompass all such inventions and discoveries that are solely invented by Pulmokine, which, if necessary or useful to the research, development, manufacture, commercialization, sale, use or other exploitation of the Compound, Backup Compound, Asthma Compounds, Biomarkers or Licensed Products, shall constitute Licensed Patents and be subject to the terms and conditions of this Agreement. Licensee shall solely own and shall bear all expenses incurred in preparing, filing, prosecuting and maintaining all patent applications and patents that encompass all such inventions and discoveries that are solely invented by Licensee, its

Affiliates or Sublicensees, and which for the purposes hereof shall include any Improvements made solely by Licensee (the “Licensee Inventions”).

(b) Joint Inventions. The Parties do not intend to conduct any activities which could result in inventions or discoveries in which one (1) or more employees, officers, directors, contractors or agents of Licensee, its Affiliates or Sublicensees and one (1) or more employees, officers, directors, contractors or agents of Pulmokine have contributed to the conception of such invention or discovery, and which for the purposes hereof shall include any Improvements (whether such Improvements were solely or jointly made, developed, conceived or reduced to practice by Pulmokine, but excluding Improvements made solely by Licensee) (collectively, “Joint Inventions”). In the unlikely event that Joint Inventions are conceived and reduced to practice during the Term, Pulmokine and Licensee shall jointly own all right, title and interest in and to such Joint Inventions, and Pulmokine’s rights in such Joint Inventions shall be automatically included in the Licensed Technology licensed to Licensee under Section 2.1 without additional consideration, except as provided in Section 6.1. Each Party will promptly, but in no event later than thirty (30) days from invention, creation or conception, inform the other Party of all Joint Inventions. Information provided with respect to such Joint Inventions will be in reasonable detail but in no circumstance less than would be sufficient to permit an understanding of the nature of such Joint Inventions by a practitioner reasonably skilled in the relevant technical or scientific area. Notwithstanding anything set forth in Section 8.1 to the contrary, to the extent that any such Joint Inventions constitute a Future New Invention (as defined in the Gilead License), then Pulmokine shall provide Gilead with notice thereof in accordance with the terms of such Gilead License

(c) Trademarks. In its sole discretion, Licensee will own and shall have sole responsibility and control with respect to all trademarks related to its commercialization and other exploitation of Licensed Products and with respect to registering, defending and maintaining such trademarks.

6.5. Patent Cooperation.

Pulmokine shall make its employees, agents and consultants reasonably available to Licensee (or Licensee’s authorized attorneys, agents or representatives) at Licensee’s expense, to the extent reasonably necessary to enable Licensee to undertake preparation, filing, prosecution and maintenance of the Licensee Inventions.

6.6. Orange Book.

In the event that one (1) or more Licensed Patents contains a claim or claims that must be submitted for a Licensed Product covered by such patent pursuant to 21 C.F.R. § 314.53 or its successor and subsequently be listed in the Approved Drug Products with Therapeutic Equivalence Evaluations published by the FDA Center for Drug Evaluation and Research or any successor publication (the “Orange Book”), Licensee shall promptly confer with Pulmokine regarding the same and, following which Licensee shall have the right in its sole discretion to file with the FDA the required listing documents and certifications, and Pulmokine will sign any power of attorney, and do such other lawful acts, in each case as are required by FDA to effect such submission as required under 21 C.F.R. § 314.53(c)(2)(ii) or its successor.

6.7. Patent Term Extensions.

Licensee shall have the right to prepare and file, or to cause Pulmokine [***] to prepare and file, a patent term extension or supplementary protection certificate application with respect to any applicable Licensed Patent upon Regulatory Approval of a Licensed Product (which is Covered by such Licensed Patent), and the Parties will cooperate with each other and use reasonable efforts to obtain all available extensions and supplementary protection certificates for any such Licensed Patent applicable to such Licensed Product. Each Party shall be permitted to assist and provide comments to the other Party, and to provide the regulatory timeline, diligence and regulatory period calculations required as part of the application, to complete the application(s) for such extensions or supplementary protection certificates and to assist in any other matters related to preparation of the application(s) for such extensions or supplementary protection certificates, and each Party will fully cooperate, in preparing and filing such a patent term extension or supplementary protection certificate application with respect to any such Licensed Patent within the limited time set for filing such application. All term extensions under this Section 6.7 shall be owned by Pulmokine, except to the extent that the applicable Licensed Patent is a Pulmokine-Gilead Joint Patent, in which event the term extension shall be jointly owned by Pulmokine and Gilead.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1. No Litigation.

Each Party represents and warrants to the other Party that, to its knowledge as of the Effective Date, there is no litigation, proceeding or investigation pending or threatened against or involving such Party in any court or before any agency or regulatory body which could adversely affect such Party’s ability or right to carry out the transactions contemplated by this Agreement.

7.2. No Debarment.

Neither Party, nor any of such Party’s employees, independent contractors, consultants, agents or officers: (a) has ever been debarred or is subject to debarment or, to such Party’s knowledge, convicted of a crime for which a Person could be debarred before a Regulatory Authority under applicable Laws, or (b) to such Party’s knowledge, has ever been under indictment for a crime for which a Person could be debarred under such Laws.

7.3. Corporate Existence.

As of the Effective Date, each Party represents and warrants to the other Party that it is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed.

7.4. Authority to Execute and Perform.

As of the Effective Date, each Party represents, warrants and covenants to the other that it:

(a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

(b) has taken all necessary company action on its part required to authorize the execution and delivery of this Agreement;

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(c) has duly executed and delivered this Agreement, which constitutes a legal, valid and binding obligation of it and which is enforceable against it in accordance with this Agreement’s terms; and

(d) shall perform its obligations hereunder in compliance with applicable Laws.

7.5. Non-Contravention.

As of the Effective Date, Pulmokine represents and warrants to Licensee that the execution, delivery and performance of this Agreement by it, and the transactions contemplated hereby, do not and will not:

(a) conflict with or result in a breach of any provision of the corporate charter, certificate of incorporation, by-laws or organizational documents of Pulmokine or any of its Affiliates;

(b) conflict with, result in a breach or default or give rise to any right of termination, cancellation, modification or acceleration under any contract, agreement or instrument related to the Licensed Patents, Licensed Know-How or Licensed Products to which Pulmokine or any of its Affiliates is a party (including the Gilead License and the RCTR License) or to which Pulmokine or any of its Affiliates may be subject although not a party;

(c) violate any applicable Laws; or

(d) result in the imposition of any lien or encumbrance upon any Licensed Patent, Licensed Know-How or Licensed Product.

7.6. Additional Pulmokine Representations, Warranties and Covenants.

Pulmokine represents, warrants and covenants to Licensee that:

(a) Pulmokine is the sole and exclusive owner of the entire right, title and interest in and to the Pulmokine-Controlled Patents on Exhibit E and the Asthma Patent on Exhibit G free and clear of all liens and other encumbrances, security interests, options and licenses;

(b) Pulmokine is the joint owner (together with Gilead) of a joint and undivided right, title and interest in and to the Pulmokine-Gilead Joint Patents on Exhibit F free and clear of all liens and other encumbrances, security interests, options and licenses and is the exclusive licensee in the Licensed Product Field of all of Gilead’s joint and undivided right, title and interest in and to such Pulmokine-Gilead Joint Patents, and holds such license free and clear of all liens and other encumbrances, security interests, options and licenses;

(c) Pulmokine is the exclusive licensee in the Licensed Product Field of the Gilead Background Patents on Exhibit C, the exclusive licensee of the Biomarker Patents on Exhibit H, and holds each license for such patent rights free and clear of all liens and other encumbrances, security interests, options and licenses;

(d) [***] the Licensed Patents set forth on Exhibit G, Exhibit H, Exhibit C, Exhibit E, and Exhibit F constitute all the patents and patent applications owned or Controlled by Pulmokine that Cover the Biomarkers, Compound, the Backup Compound and the Asthma Compounds;

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(e) Pulmokine has the right to grant the licenses and rights in the Licensed Patents it purports to grant to Licensee hereunder;

(f) During the Term, Pulmokine shall maintain the Gilead License and the RCTR License in good standing and shall not take any action, or omit to take any action (including making necessary payments), which would result in a breach or early termination of the Gilead License, the RCTR License or any rights thereunder. Pulmokine covenants that it shall not amend, modify or supplement the terms of, or waive any rights under, the Gilead License or RCTR License that would adversely impact Licensee’s rights hereunder without the prior written consent of Licensee, such consent not to be unreasonably withheld, delayed or conditioned. Pulmokine shall promptly notify Licensee upon receipt by Pulmokine of any notice from Gilead or RCTR of any actual or alleged breach under the Gilead License or RCTR License, as applicable, and Pulmokine shall promptly cure any such breach within the allotted cure period and if it is unwilling or unable to do so, Pulmokine shall timely notify Licensee and Licensee shall have the right to cure such breach on Pulmokine’s behalf;

(g) There are no adverse actions, suits or claims pending or, [***], threatened against Pulmokine in any court or by or before any governmental entity with respect to the Compound, the Backup Compound, Biomarkers or Asthma Compounds or the Licensed Technology and, to the actual knowledge of Pulmokine, with the exception of certain of the Gilead Background Patents, there are no Third Party patents that would reasonably be expected to give rise to such actions, suits or claims. No Third Party has challenged the ownership, scope, duration, validity, enforceability, priority or right to use the Licensed Technology;

(h) Pulmokine has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating the Licensed Technology, nor have any proceedings been threatened by Pulmokine, nor to the knowledge of Pulmokine is there any basis for any such proceeding; and

(i) With the exception of certain of the Gilead Background Patents, [***] and notwithstanding 35 U.S.C. § 271(e) or any comparable Laws, the research, development, manufacture, use or sale of the Compound, the Backup Compound, the Asthma Compounds or the Biomarkers does not infringe or misappropriate any patent rights, know-how rights, or other intellectual property rights of any Third Party.

7.7. No Implied Warranties.

Except as expressly set forth in this Agreement, Pulmokine makes no other representation or warranty, express or implied, with respect to the subject matter hereof or the transactions contemplated hereby.

8. CONFIDENTIALITY OBLIGATIONS OF PULMOKINE

8.1. Confidentiality Obligations.

Subject to Article 10, during the Term and for a period of (x) seven (7) years thereafter with respect to non-disclosure obligations and (y) three (3) years thereafter with respect to non-use obligations, Pulmokine:

(a) shall hold in strict confidence any and all information disclosed to it or its Affiliates by or on behalf of Licensee or its Affiliates or Sublicensees, whether pursuant to this Agreement or the Confidentiality Agreement, all Licensed Know-How required to be disclosed and all Regulatory Filings required to be transferred under Section 4.1, and all information and material required to be disclosed and delivered under Section 4.6 (collectively “Licensee Confidential Information”) and, subject to Section 15.7(a), shall not use, nor disclose or supply to any Third Party, nor permit any Third Party to have access to Licensee Confidential Information, without first obtaining the written consent of Licensee, except in connection with the performance of its obligations and exercise of its rights under this Agreement;

(b) shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to Licensee Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party; and

(c) may disclose Licensee Confidential Information only to its employees, consultants, independent contractors, agents, Affiliates and actual or potential acquirers, in each case solely to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, the performance of Pulmokine’s obligations and exercise of Pulmokine’s rights under this Agreement; provided, in each case, that such employees, consultants, independent contractors, agents, Affiliates and actual or potential sources of funding and/or acquirers are bound by terms and conditions of confidentiality of a scope no less protective than the terms and conditions that bind Pulmokine hereunder.

For the avoidance of doubt, it is understood that Pulmokine shall be liable for any breach of the confidentiality obligation under this Section 8.1 by any person or corporation to whom Licensee Confidential Information is disclosed by Pulmokine.

8.2. Exceptions.

Pulmokine’s obligations of confidentiality and non-use under Section 8.1 shall not apply to, and Pulmokine shall have no further obligations with respect to, any of the Licensee Confidential Information, to the extent Pulmokine can establish by competent proof that such Licensee Confidential Information:

(a) is or becomes part of the public domain without breach by Pulmokine of this Agreement;

(b) was in Pulmokine’s possession before disclosure by Licensee and was not acquired directly or indirectly from Licensee, as documented by Pulmokine’s written records;

(c) is obtained from a Third Party with no obligation of confidentiality to Licensee, who has a right to disclose it to Pulmokine;

(d) is developed independently by Pulmokine without use of or reference to the Licensee Confidential Information, as evidenced by Pulmokine’s written records; or

(e) is required to be revealed in response to a court decision or administrative order, or to comply with applicable Laws or applicable rules of any Regulatory Authority; provided that, in each such case, Pulmokine shall inform Licensee immediately by written notice and cooperate with Licensee using Commercially Reasonable Efforts either to enable Licensee to seek protective measures for such Licensee Confidential Information, or to seek confidential treatment of such Licensee Confidential Information, and in such case Pulmokine shall disclose only such portion of the Licensee Confidential Information which is so required to be disclosed.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of Pulmokine unless the combination itself and principle of operation are published or available to the general public or in the right possession of Pulmokine.

9. CONFIDENTIALITY OBLIGATIONS OF LICENSEE

9.1. Confidentiality Obligations.

Subject to Article 10, during the Term and for a period of seven (7) years thereafter, Licensee:

(a) shall hold in strict confidence any and all information disclosed to it or its Affiliates by or on behalf of Pulmokine or its Affiliates or licensors, whether pursuant to this Agreement or the Confidentiality Agreement (collectively “Pulmokine Confidential Information”) and shall not use, nor disclose or supply to any Third Party, nor permit any Third Party to have access to Pulmokine Confidential Information, without first obtaining the written consent of Pulmokine, except in connection with the performance of its obligations and exercise of its rights under this Agreement;

(b) shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to Pulmokine Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party; and

(c) may disclose Pulmokine Confidential Information only to its employees, consultants, independent contractors, agents, Affiliates, actual or potential Sublicensees and actual or potential acquirers, in each case solely to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, the performance of Licensee’s obligations and exercise of Licensee’s rights under this Agreement; provided, in each case, that such employees, consultants, independent contractors, agents, Affiliates, Sublicensees and actual or potential acquirers are bound by terms and conditions of confidentiality of a scope no less protective than the terms and conditions that bind Licensee hereunder.

For the avoidance of doubt, it is understood that Licensee shall be liable for any breach of the confidentiality obligation under this Section 9.1 by any person or corporation to whom Pulmokine Confidential Information is disclosed by Licensee.

9.2. Exceptions.

Licensee’s obligations of confidentiality and non-use under Section 9.1 shall not apply to, and Licensee shall have no further obligations with respect to, any of the Pulmokine Confidential Information, to the extent that Licensee can establish by competent proof that such Pulmokine Confidential Information:

(a) is or becomes part of the public domain without breach by Licensee of this Agreement;

(b) was in Licensee’s possession before disclosure by Pulmokine to Licensee and was not acquired directly or indirectly from Pulmokine, as documented by Licensee’s written records;

(c) is obtained from a Third Party with no obligation of confidentiality to Pulmokine, who has a right to disclose it to Licensee;

(d) is developed independently by Licensee without use of or reference to the Pulmokine Confidential Information, as evidenced by Licensee’s written records; or

(e) is required to be revealed in response to a court decision or administrative order, or to comply with applicable Laws or applicable rules of any Regulatory Authority; provided that, in each such case, Licensee shall inform Pulmokine immediately by written notice and cooperate with Pulmokine using Commercially Reasonable Efforts either to enable Pulmokine to seek protective measures for such Pulmokine Confidential Information, or to seek confidential treatment of such Pulmokine Confidential

Information, and in such case Licensee shall disclose only such portion of the Pulmokine Confidential Information which is so required to be disclosed.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of Licensee unless the combination itself and principle of operation are published or available to the general public or in the right possession of Licensee.

9.3. Additional Disclosure.

Nothing herein shall prevent Licensee from disclosing any Pulmokine Confidential Information to the extent that such Pulmokine Confidential Information is required by Law to be used or disclosed for the purposes of seeking or obtaining Regulatory Approvals of Licensed Products or is necessary or useful for seeking patent protection for Licensed Patents or Licensee Inventions.

10. SCIENTIFIC PUBLICATIONS

Licensee may not [***] without the opportunity for prior review by Pulmokine, except to the extent required by Law. In the event Licensee seeks to [***], it shall provide Pulmokine the opportunity to review and comment on any such proposed publication [***] prior to its intended [***] Pulmokine shall provide Licensee with its comments in writing, if any, within [***] after receipt of such [***]. Licensee shall consider in good faith any comments thereto provided by Pulmokine and [***] In addition, Licensee shall delay the submission for a period up to [***] if Pulmokine can demonstrate [***]. If Pulmokine fails to provide its comments to Licensee within such [***] period, Pulmokine shall be deemed to not have any comments, and Licensee may publish in accordance with this Section 10 after the [***] period has elapsed. [***].

Pulmokine shall not publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentation, of non-public information contained in the Licensed Technology or otherwise concerning the Compound, the Backup Compound, the Asthma Compounds, the Biomarkers, or Licensed Products without the prior written consent of Licensee, [***], and except to the extent required by Law, provided that the foregoing shall in no way preclude or otherwise limit Pulmokine’s correspondence with FDA or reports to NIH concerning the ongoing Phase 1A clinical trial, as described in Pulmokine’s IND 122593, until such time as IND 122593 has been transferred to Licensee or its designee, nor shall the foregoing preclude or otherwise limit Pulmokine’s reporting to or correspondence with NIH concerning Pulmokine’s NIH SBIR Grants (R44HL102946 for PK10571, 1R43HL135910-01A1 for biomarker and 1R43HL132709-01 for asthma) until such time that such SBIR Grants have been transferred to Licensee or its designee.

11. PRESS RELEASES

11.1. Joint Press Release.

Within five (5) Business Days of the Effective Date, Licensee and Pulmokine shall issue a joint press release or public announcement concerning any aspect of the development or commercialization of the Licensed Products in the Licensed Product Field in the Territory. Notwithstanding the foregoing, subject to Section 8.2(e) or 9.2(e), as applicable, either Party may issue any public announcement that such

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Party is advised by legal counsel is required under applicable Laws, provided that such Party provides to the other Party a copy of such press release or public announcement promptly after its release thereof.

11.2. No Disclosure of Terms and Conditions.

Except as set forth in Section 11.1, no press release or public announcement shall be made by either Party concerning the execution of this Agreement or the terms and conditions hereof, without the prior written consent of the other Party which shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may disclose the existence of this Agreement and the terms and conditions hereof without the prior written consent of the other in connection with a due diligence process associated with any future financing by either Party or the negotiation or exploration of a possible strategic transaction involving such Party, provided that such disclosure is made in the course of such diligence, negotiation or exploration pursuant to confidentiality obligations consistent in scope with those set forth in this Agreement. Notwithstanding anything to the contrary in Article 8, if Pulmokine seeks to file with the U.S. Securities and Exchange Commission or the securities regulators of any state or other jurisdiction any disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, then Pulmokine shall: (a) notify Licensee of such efforts, (b) provide Licensee with a copy of the relevant portions of the proposed filing at least five (5) Business Days prior to such filing, and (c) cooperate in good faith with Licensee to obtain confidential treatment of the terms and conditions of this Agreement or such related agreements that Licensee requests to be kept confidential. No such notice shall be required under this Section 11.2 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by such Party hereunder or otherwise approved by the other Party.

12. INDEMNIFICATION AND INSURANCE

12.1. By Licensee.

Licensee shall defend, indemnify and hold harmless Pulmokine, Gilead and their Affiliates, respective directors, officers, agents, successors, assignees and employees (the “Pulmokine Indemnitees”) from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses, including reasonable attorneys’ fees (collectively, “Damages”) to the extent arising from any claim, action or proceeding made or brought against Pulmokine Indemnitees by a Third Party in connection with (a) the gross negligence, recklessness or intentional wrongful acts or omissions of Licensee or its Affiliates or Sublicensees and its and their respective employees, officers, independent contractors, consultants or agents, in connection with the performance by or on behalf of Licensee of Licensee’s obligations or exercise of its rights under this Agreement; (b) any breach by Licensee of any representation, warranty, covenant or obligation of Licensee set forth in this Agreement; (c) the development, commercialization manufacturing, marketing, distribution, handling, possession, promotion, sale or use of the Licensed Products or any other use of the Licensed Technology by Licensee or its Affiliates or Sublicensees; or (d) any actual or alleged death, personal bodily injury or damages to real or tangible personal property claimed to result, directly or indirectly, from the possession, use or consumption or treatment with the Licensed Products made or sold by or on behalf of Licensee, its Affiliates or Sublicensees; except in any such case to the extent such Damages are reasonably attributable to any negligence, gross negligence, recklessness or intentional wrongful acts or omissions, willful misconduct or breach of this Agreement by Pulmokine or a Pulmokine Indemnitee.

12.2. By Pulmokine.

Pulmokine shall defend, indemnify and hold harmless Licensee and its Affiliates and Sublicensees and its and their respective directors, officers, agents, successors, assignees and employees

(the “Licensee Indemnitees”) from and against any and all Damages to the extent arising from any claim, action or proceeding made or brought against Licensee Indemnitees by a Third Party in connection with (a) the gross negligence, recklessness or intentional wrongful acts or omissions of Pulmokine, its Affiliates or its other licensees or sublicensees and its or their respective employees, officers, independent contractors, consultants or agents, in connection with the performance by or on behalf of Pulmokine of Pulmokine’s obligations or exercise of its rights under this Agreement; or (b) any breach by Pulmokine of any representation, warranty, covenant or obligation of Pulmokine set forth in this Agreement; except in any such case to the extent such Damages are reasonably attributable to any negligence, willful misconduct or breach of this Agreement by Licensee or a Licensee Indemnitee.

12.3. Indemnification Procedure.

(a) Each Party shall promptly notify the other in the event it becomes aware of a claim for which indemnification may be sought pursuant to this Article 12, it being understood and agreed, however, that the failure by an Indemnified Party to give prompt notice of such a claim as provided in this Section 12.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give prompt notice. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 12, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing (an “Indemnification Claim Notice”). The Indemnifying Party and Indemnified Party shall promptly meet to discuss how to respond to any claims that are the subject matter of such Indemnification Claim Notice. The Indemnifying Party shall assume direction and control of the defense of the claim that is the subject of the Indemnification Claim Notice (including the right to settle the Claim solely for monetary consideration) using counsel reasonably satisfactory to the Indemnified Party, and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of such claim.

(b) Upon assuming the defense of a Third Party claim in accordance with this Section 12.3, the Indemnifying Party shall be entitled to appoint counsel in the defense of the Third Party claim. Should the Indemnifying Party assume and continue the defense of a Third Party claim, except as otherwise set forth in this Section 12.3, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party after the date of assumption of defense in connection with the analysis, defense, countersuit or settlement of the Third Party claim. Without limiting this Section 12.3, any Indemnified Party will be entitled to participate in, but not control, the defense of a Third Party claim for which it has sought indemnification hereunder and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own expense unless (i) the engagement thereof has been specifically requested by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume and actively further the defense and engage counsel in accordance with this Section 12.3 (in which case the Indemnified Party will control the defense).

(c) The Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that the Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party or that limits the Indemnified Party’s rights under this Agreement without the prior written consent of the Indemnified Party) and will transfer to the Indemnified Party all amounts which such Indemnified Party will be liable to pay pursuant to such settlement or disposal of such claim prior to the time such payments become due by the Indemnified Party. With respect to all other Damages in connection with Third Party claims, where the Indemnifying Party has assumed the defense of the Third

Party claim in accordance with this Section 12.3, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, provided that it obtains the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed.

(d) The Indemnifying Party that has assumed the defense of the Third Party claim in accordance with this Section 12.3 will not be liable for any settlement or other disposition of any Damages by an Indemnified Party that is reached without the written consent of such Indemnifying Party. The Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Third Party claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party claim in accordance with this Section 12.3. If the Indemnifying Party chooses to defend or prosecute any Third Party claim, the Indemnified Party will cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses including to the extent possible, former employees and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party will reimburse the Indemnified Party for its reasonable out-of-pocket expenses incurred in connection with such cooperation.

(e) The Indemnified Party shall take and shall procure that its Affiliates, Sublicensees, agents, directors, offices and employees take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require to mitigate any Third Party claim subject to indemnification in accordance with this Section 12.3. Nothing in this Agreement shall or shall be deemed to relieve the Indemnified Party of any common law or other duty to mitigate any losses incurred by it.

12.4. Insurance.

Each Party shall maintain in full force and effect during the Term and for a period of three (3) years after expiration or termination of this Agreement, worker’s compensation and general liability insurance coverage and, in addition Licensee shall maintain clinical trial liability and product liability insurance coverage, all in such amounts and with such scope of coverages as are adequate to cover such Party’s obligations under this Agreement and as are customary in the industry for companies of like size and activities. Upon written request, each Party shall provide evidence of such insurance to the other Party and ensure that the other Party will receive no less than thirty (30) days’ notice of any cancelation, non-renewal or material change in such coverage.

13. LIMITATION ON LIABILITY

EXCEPT IN THE CASE OF A BREACH OF ARTICLE 8 OR 9 OR A PARTY’S (A) WILLFUL MISCONDUCT OR INTENTIONAL BREACH OR (B) GROSS NEGLIGENCE, AND WITHOUT LIMITING EITHER PARTY’S OBLIGATIONS UNDER ARTICLE 12 OR LIABILITY OF A PARTY FOR INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

14. TERM

This Agreement shall become effective on the Effective Date and, unless terminated earlier pursuant to Article 15, shall continue in effect until the expiration of the last-to-expire Royalty Term (the “Term”). Upon the expiration of the last Royalty Term, the license set forth in Section 2.1 shall become perpetual, irrevocable and fully paid-up.

15. TERMINATION; EFFECT OF TERMINATION

15.1. Termination for Convenience

Notwithstanding anything contained herein to the contrary, Licensee shall have the right to terminate this Agreement with respect to [***] on a country-by-country basis. Any termination under this Section 15.1 shall be accomplished by Licensee giving [***] advance written notice to Pulmokine.

15.2. Termination for Safety or Efficacy.

Notwithstanding anything contained herein to the contrary, Licensee shall have the right to terminate this Agreement at any time in its sole discretion either in its entirety or on a Licensed Product-by-Licensed Product or a country-by-country basis in the event of potential safety or efficacy concerns affecting such Licensed Product. Any termination under this Section 15.2 shall be accomplished by Licensee giving [***] advance written notice to Pulmokine.

15.3. Material Breach.

Each Party may terminate this Agreement in its entirety immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice; provided, however, that, in the event of any dispute of whether such breach has occurred or has been cured, such termination shall not become effective unless and until such dispute has been finally resolved in favor of the Party seeking such termination. [***] in accordance with this Section 15.1.

15.4. Patent Challenge.

Pulmokine may, on thirty (30) days written notice to Licensee, terminate this Agreement if Licensee or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action (except to the extent required by Law) challenging the validity or enforceability of any Licensed Patents in any court or before any governmental authority with authority to determine the validity or enforceability of a Licensed Patent (“Patent Challenge”). Such termination shall be effective thirty (30) days after written notice by Licensee to Pulmokine referencing this Section 15.2, unless Licensee, within such thirty (30) days, withdraws from such Patent Challenge. Notwithstanding anything to the contrary herein, Patent Challenge does not include, and termination by Pulmokine under this Section 15.4 is not permitted for any counterclaim made, filed or maintained by Licensee or its Affiliates or

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Sublicensees as defendants in any patent infringement claim, demand, lawsuit, cause of action or other action made, filed or maintained by Pulmokine or Gilead or their Affiliates and/or licensors, including where such counterclaim challenges the scope of any Licensed Patents, including without limitation any counterclaim by Licensee that the making, using, selling, offering for sale and importation of any Licensed Product is not within the scope of the Licensed Patents.

15.5. Force Majeure.

This Agreement may be terminated by the Party not affected by the event of a Force Majeure pursuant to Section 16.2.

15.6. Insolvency.

Either Party may terminate this Agreement upon written notice if the other Party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law that is not dismissed within sixty (60) calendar days, makes an assignment for the benefit of its creditors or has a receiver or trustee appointed for all or substantially all of its property.

15.7. Rights Upon Certain Termination Events.

(a) If this Agreement terminates for any reason (other than by expiration), then all rights and Licenses under the [***] granted by Pulmokine to Licensee pursuant to [***] will terminate and all rights granted therein will immediately revert to Pulmokine, and Licensee shall promptly return to Pulmokine or its designee all [***], previously delivered to Licensee in accordance with Section 4.6. Notwithstanding the foregoing, Licensee shall have the right to sell off any Licensed Products that have been manufactured or are in the process of being manufactured at the time of termination, provided that Licensee complies with all of its payment, reporting and audit obligations hereunder.

(b) If this Agreement is terminated (whether in whole or in part) [***], then, solely with respect to that portion of the Agreement so terminated, (i) Licensee shall, and does hereby grant to Pulmokine an exclusive, fully transferrable and sublicensable, worldwide license in and to any applicable [***] and Licensee’s entire interests in and to any applicable [***], in each case to [***]; and (ii) Licensee shall promptly transfer and assign to Pulmokine any applicable [***].

(c) If this Agreement is terminated (whether in whole or in part) [***], then, solely with respect to that portion of the Agreement so terminated, Pulmokine and Licensee shall promptly negotiate in good faith the terms and conditions of an agreement for the foregoing licenses, transfers and assignments made in favor of Pulmokine.

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15.8. Return of Confidential Information.

Within thirty (30) days following the expiration or termination of this Agreement, each Party shall, at the request of the other Party, (a) subject to Sections 15.7(b) or (c), deliver to the other Party, or certify the destruction of, any and all tangible Confidential Information of the other Party in such Party’s possession, and (b) to the extent practicable, remove Confidential Information of the other Party from all databases and systems and, in those instances where removal is not practicable, segregate or otherwise indicate that such Confidential Information is restricted.

15.9. Survival.

The rights and obligations of the Parties set forth in Articles 1, 8, 9, 12, 13, 16 and Sections 3.8, 3.9, 3.12, 3.13, 6.4, 6.5, 11.2, 15.7, 15.8, 15.9, 15.10 and 16.4 shall survive termination or expiration of this Agreement.

15.10. Other Remedies.

15.11.

Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation that has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

15.12. Bankruptcy Code.

All licenses granted under this Agreement will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and Licensee as licensee under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

16. GENERAL PROVISIONS

16.1. Assignment.

Neither Party may assign this Agreement without the consent of the other Party, except as otherwise provided in this Section 16.1. Either Party may assign this Agreement in whole or in part to any Affiliate of such Party without the consent of the other Party; provided that, such assigning Party provides the other Party with written notice of such assignment and the assignee agrees in writing to assume performance of all assigned obligations. Further, each Party may assign this Agreement, and all of its rights and obligations, without the consent of the other Party to its successor in interest by way of Change of Control; provided that, such assigning Party provides the other Party with written notice of such assignment within five (5) business days after such Change of Control. Notwithstanding anything to the contrary herein, Pulmokine shall not assign this Agreement unless such assignee also assumes Pulmokine’s rights and obligations under the Gilead License and RCTR License and is assigned all of Pulmokine’s rights under the Licensed Technology that is licensed to Licensee hereunder. Similarly, Pulmokine shall not assign its rights under the Licensed Technology that is licensed to Licensee hereunder to an Affiliate or Third Party without also assigning all its rights under this Agreement to such Affiliate or Third Party. The terms of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 16.1 shall be null and void.

16.2. Right to Set-Off.

Without limiting Licensee’s rights under law or in equity, Licensee may exercise a right of set-off of any and all amounts paid by Licensee pursuant to Section 2.7 as set forth therein, or paid by Licensee pursuant to Section 7.6(f) to cure a breach of the payment obligations set forth in the Gilead License and/or RCTR License by Pulmokine against any amounts payable to Pulmokine under this Agreement.

16.3. Force Majeure.

With the exception of Licensee’s payment obligations hereunder, no failure or delay by either Party in the performance of any obligation hereunder shall be deemed a breach of this Agreement nor create any liability for any damages, increased costs or losses which the other Party may sustain by reason of such failure or delay of performance, if the same shall arise from any cause or causes beyond the control of that Party, such as earthquakes, storms, floods, fires, other acts of nature, epidemic, war, riot, hostility, public disturbance, cessation of transport, act of public enemies, prohibition or act by a government or public agency, strike or other labor dispute or work stoppage (collectively “Force Majeure”); provided, however, that the Party so prevented shall continue to take all commercially reasonable actions within its power to comply with its obligations hereunder as fully as possible and to mitigate possible damages. The Party so prevented shall without undue delay notify the other Party in writing thereof. Should the event of Force Majeure continue for more than one hundred twenty (120) consecutive calendar days, the Parties shall promptly discuss their further performance under this Agreement and whether to modify or terminate this Agreement in view of the effect of the event of Force Majeure. If no agreement can be reached within thirty (30) calendar days after expiration of such one hundred twenty (120) days, the Party not affected by the event of Force Majeure may terminate this Agreement effective immediately upon written notice to the other Party.

16.4. Governing Law.

The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the State of New York, excluding its provisions regarding conflicts of law. The United Nations Convention on the International Sale of Goods shall not apply.

16.5. Dispute Resolution.

(a)	Resolution by Senior Executives. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof (“Dispute”), senior executives of each Party (“Senior Executives”) shall attempt to reach a solution satisfactory to both Parties. If the Senior Executives do not reach such solution within a period of thirty (30) days or such longer period as the Parties may mutually agree upon, then, upon notice by either Party to the other, either Party shall be free to exercise the remedies as provided in Section 16.4(b).

(b)	Arbitration. Any Disputes between the Parties arising under or in connection with this Agreement not resolved through the procedures set out in Section 16.4(a), shall be finally settled by arbitration, in New York, New York, before a panel of three (3) arbitrators having relevant experience in the biotech or pharmaceutical industries under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”), and the ICC Rules are deemed to be incorporated by reference to this clause. Each Party shall nominate an arbitrator, and the Party-nominated arbitrators shall agree upon the third arbitrator who will be the chair of the arbitration tribunal. If the two (2) Party-nominated arbitrators are unable to agree upon the chair within sixty (60) days, the chair shall be selected as provided in the ICC Rules. The arbitrators shall be required to: (i) follow the substantive rules of the applicable Law, (ii) require all testimony to be transcribed, and (iii) accompany their award with findings of fact and a statement of reasons for the decision. The arbitrator shall have the authority to permit discovery for no more than sixty (60) days, to the extent deemed appropriate by the arbitrator, upon reasonable request of a Party. The arbitrators shall have no power or authority to (iv) add to or detract from the written agreement of the Parties set forth herein, (v) modify or disregard any provision of this Agreement or any of the other related documents, or (vi) address or resolve any issue not submitted by the Parties. The arbitrators shall hold proceedings during a period of not longer than forty-five (45) calendar days promptly following conclusion of discovery. The arbitration award shall be binding upon the Parties and enforceable by any court of competent jurisdiction. The arbitration award may include an award as to costs including attorney fees.

(c)	Award. The award shall be made within four (4) months of the filing of the notice of arbitration, and the arbitrator(s) shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the arbitrator(s) if necessary. Judgment on the award rendered by the arbitrator(s) may be enforced in any court having competent jurisdiction thereof.

(d)	Attorneys’ Fees and Costs. The arbitrator(s) shall award to the prevailing Party, if any, as determined by the arbitrators, all of its attorneys’ fees and costs.

(e)	Confidentiality. The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

(f)	Certain Disputes. Notwithstanding the provisions of this Section 16.4, Disputes relating to intellectual property rights, including Disputes relating to the ownership, inventorship, enforceability, validity or scope of patent or other intellectual property rights, or other Disputes for which a Party wishes to seek injunctive or other equitable relief shall not be subject to the terms of this Section 16.4 and may be submitted for resolution to a court of competent jurisdiction, and without the necessity of posting a bond for such Disputes seeking injunctive or other equitable relief (each, an “Excluded Claim”). The Parties agree that any Dispute concerning an Excluded Claim that cannot be resolved by the Parties will be subject to the exclusive jurisdiction of the U.S. federal or New York state courts within the New York counties of New York, and the Parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose.

16.6. Compliance with Laws.

(a) Each Party will comply in all material respects with all Laws in performing its obligations and exercising its rights hereunder.

(b) Each Party shall perform its obligations under this Agreement in strict compliance with applicable provisions of the International Federal of Pharmaceutical Manufacturers & Associations Code of Practice.

(c) Each Party shall (i) comply with anti-bribery Laws, and (ii) adopt, implement and keep for the Term, adequate measures aimed at preventing the commission, even attempted, of conduct in violation of anti-bribery Laws by its Affiliates, directors, representatives, employees, collaborators and/or consultants.

16.7. Headings.

Headings are inserted for convenience and shall not affect the meaning or interpretation of this Agreement.

16.8. Waiver.

No waiver of any default hereunder by either Party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

16.9. Notices.

Any and all notices given by one Party to the other Party under this Agreement must be in writing and shall be deemed effectively given (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile or electronic transmission if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (d) on the second (2nd) Business Day after the date deposited if mailed by first class mail, return receipt requested, postage prepaid. All notices shall be sent to the other Party’s address as set out at the beginning of this Agreement or to the latest address of such Party as shall have been communicated to the other Party in accordance with this Section 16.8.

Notices sent to Licensee shall be directed to the attention of :

FSG Pulmo, Inc.

17 Selborne Drive

Piedmont, CA 94611

Attn: General Counsel

With copy (which shall not constitute notice) to:

Latham & Watkins, LLP

12670 High Bluff Drive

San Diego, CA 92130

Attn: Steven T. Chinowsky, Esq.

Telephone: 858-523-5400

Facsimile: 858-523-5450

Notices sent to Pulmokine shall be directed to the attention of

Pulmokine, Inc.

7 University Place, B127B

Rensselaer NY, 12144

Attention: Larry Zisman

Telephone: [***]

With copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C.

230 Third Avenue, Fourth Floor

Waltham, MA 02451

Telephone: 781-622-5930

Facsimile: 781-622-5933.

16.10. Severability.

Whenever possible, each term and provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable Laws, but, if any term or provision of this Agreement is held to be invalid or unenforceable under applicable Laws, such term or provision shall be invalid and ineffective only to the extent of such invalidity or unenforceability, without invalidating or making unenforceable the remainder of this Agreement. In the event of such invalidity or unenforceability, the Parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of this Agreement.

16.11. Entire Agreement.

This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the Parties and shall cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

16.12. Amendment.

Any amendment or modification to this Agreement shall only be made in writing and shall only be valid when signed by the duly authorized representatives of the Parties.

16.13. Counterparts.

This Agreement may be executed in more than one (1) counterpart, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. The exchange of copies of this Agreement or amendments thereto and of executed signature pages by facsimile transmission or by email transmission in portable document format (.pdf), or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu

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of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email in portable document format (.pdf), or similar format, shall be deemed to be their original signatures for all purposes.

16.14. Agency.

Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

16.15. Further Assurances.

During the Term, Pulmokine and Licensee each will, at the request of the other Party, use reasonable efforts to (a) deliver to the other Party such records, data or other documents, consistent with the provisions of this Agreement, (b) execute, deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (c) take or cause to be taken all such other actions, as a Party reasonably may deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers or representatives as of the Effective Date.

FSG Pulmo, Inc.	Pulmokine, Inc.
/s/ Faheem Hasnain	/s/ Lawrence S. Zisman
By: Faheem Hasnain, CEO	By: Lawrence S. Zisman, CEO

Solely with respect to FSG’s obligations expressly set forth in Section 3.14:

FSG Bio, Inc.
/s/ Faheem Hasnain
By: Faheem Hasnain, CEO

EXHIBIT A

Backup Compound

[***]

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EXHIBIT B

Compound

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EXHIBIT C

Gilead Background Patents

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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EXHIBIT D

Phase 1 Clinical Trial Plan

[***]

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EXHIBIT E

Pulmokine-Controlled Patents

Case Type	Country	Application Number	Filing Date	Publication No. / Patent No.	Pub. Date / Issue Date	Title
[***]	[***]	[***]	[***]	[***]	[***]	[***]

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EXHIBIT F

Pulmokine-Gilead Joint Patents

[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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EXHIBIT G

Asthma Patents

[***]

[***]

[***]

[***]
[***]
[***]
[***]
[***]
[***]

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EXHIBIT H

Biomarker Patents

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EXHIBIT I

RCTR License Terms

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5.1 (a) the RCTR reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government

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